UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2018
Entergy Mississippi, LLC
(Exact name of registrant as specified in its charter)

Texas	1-31508	83-1950019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
308 East Pearl Street, Jackson, MS		39201
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(601) 368-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 12, 2018, Entergy Mississippi, LLC (the “Company”) issued and sold $55,000,000 aggregate principal amount of its First Mortgage Bonds, 4.52% Series due December 1, 2038 (the “Bonds”), in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Bonds bear interest at the rate of 4.52 percent per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2019, and mature on December 1, 2038.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
4(a)
Thirty-seventh Supplemental Indenture dated as of December 5, 2018 to the Company’s Mortgage and Deed of Trust dated as of February 1, 1988, as amended and supplemented, establishing the terms of the Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Mississippi, LLC
(Registrant)
Date: December 12, 2018
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer